Exhibit 99.1

Brightcove Adds Former Comcast Executive Derek Harrar to Board of Directors

Recognized leader in the digital media and cable industry brings a wealth of successful management, strategic and technology experience

BOSTON, January 9, 2014 – Brightcove (NASDAQ: BCOV), a leading global provider of cloud services for video, today announced that former Comcast senior vice president and general manager of video and entertainment services, Derek Harrar, has joined the Brightcove Board of Directors. Harrar brings significant media experience and depth that will be instrumental as Brightcove increases its focus on delivering unbeatable value for television broadcasters, programmers and distributors worldwide.

“We are thrilled to welcome Derek Harrar to the Board of Directors as we expand our focus on solving the unique challenges facing broadcasters and TV programmers today,” said David Mendels, chief executive officer at Brightcove. “Derek is a seasoned and recognized industry insider who brings a strong customer perspective to our board. We look forward to his input as we embark on an exciting year ahead.”

Harrar brings a wealth of successful management, strategic and technology experience to the Brightcove Board, having led all aspects of Comcast’s flagship video business, including basic and digital cable, HD, video on-demand and DVR services. He joined Comcast in 2004 as vice president of business development and was later named vice president of subscriber equipment, followed by vice president of video product management. Prior to joining Comcast, Harrar was co-founder and vice president of business development for MegaSense, a startup in Silicon Valley, and an investment banker for Morgan Stanley in Silicon Valley and New York.

“It’s an exciting time to join Brightcove’s Board as the company expands its commitment to the media industry with the recent transaction with Unicorn Media,” said Harrar. “Addressing delivery and monetization of online video with one suite of cloud services represents another example of a great team proactively evolving a world-class company to lead in the dynamic, rapid-growth online video sector. I look forward to contributing to the company’s success going forward.”

About Brightcove
Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud services for video, offers a family of products that revolutionize the way organizations deliver video experiences. The company’s products include Video Cloud, the market-leading online video platform and Zencoder, a leading cloud-based media processing service and HTML5 video player technology provider. Brightcove has more than 6,300 customers in over 70 countries that rely on Brightcove cloud content services to build and operate video experiences across PCs, smartphones, tablets and connected TVs. For more information, visit http://www.brightcove.com.

Press Contacts

North America:
Lisa van der Pool

InkHouse for Brightcove

781-966-4142

lvanderpool@inkhouse.com

Europe:

Sheena Riviera

AxiCom for Brightcove

+44 20 8392 4064

sheena.riviera@axicom.com

This press release may include forward-looking statements regarding anticipated objectives, growth and/or expected product and service developments or enhancements. Such forward-looking statements may be identified by the use of the following words (among others): "believes," "expects," "may," "will," "plan," "should" or "anticipates," or comparable words and their negatives. These forward-looking statements are not guarantees but are subject to risks and uncertainties that could cause actual results to differ materially from the expectations contained in these statements. For a discussion of such risks and uncertainties, see "Risk Factors" in the Company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. Brightcove assumes no obligation to update any forward-looking statements contained in this press release in the event of changing circumstances or otherwise, and such statements are current only as of the date they are made.